CUSIP No. 45810N302	13G	Page 1 0 of 10 Pages

Exhibit I

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the common stock, $0.01 par value, of IntegraMed America, Inc., is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated as of February 12, 2013

DIAMONDBACK MASTER FUND, LTD.		DIAMONDBACK CAPITAL MANAGEMENT, LLC

By:	/s/ John Hagarty	By:	/s/ Bentley J. Anderson
Name:	John Hagarty	Name:	Bentley J. Anderson
Title:	Chief Operating Officer	Title:	Co-General Counsel and Chief Compliance Office

DBCM PARTNERS, LLC

By:	/s/ Richard Schimel
Name:	Richard Schimel
Title:	Managing Member